SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2019

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of the shareholders of ClearSign Combustion Corporation (the “Company”), which was held on May 8, 2019 and adjourned to June 4, 2019, the shareholders approved an amendment to the Company’s articles of incorporation to specify 20% as the threshold of shareholder votes required to call a special meeting of shareholders.

On June 11, 2019, the Company’s Board of Directors approved an amendment to the Company’s bylaws that reduced the threshold of shareholder votes required to call a special meeting from 25%, as set forth in the bylaws, to 20%, to conform to the amendment to the articles of incorporation. The information included in this Item 5.03 is a summary only and is qualified by the amendment to the bylaws, which is included as Exhibit 3.2 to this Current Report and is incorporated by reference in its entirety into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

Exhibit 3(ii)	Amendment to the Bylaws of ClearSign Combustion Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2019

CLEARSIGN COMBUSTION CORPORATION

	By:	/s/ Colin James Deller
Colin James Deller
Chief Executive Officer